UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2006
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30539 (Commission File Number)	94-3175152 (IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)
(408) 327-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This amendment is being filed to correct a typographical error. The original filing indicated that the Company would be delisted at the opening of business on November 20, 2006. The correct date is November 30, 2006.
Item 2.02. Results of Operations and Financial Condition.
On November 22, 2006, Tvia, Inc. (the “Company”) issued a press release announcing financial results for its second fiscal quarter ended September 30, 2006. The full text of the press release is furnished as Exhibit 99.1.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 21, 2006, the Company received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Report on Form 10-Q for the fiscal quarter ended September 30, 2006. Accordingly, unless the Company requests a hearing to appeal the determination, the Company will be delisted from Nasdaq at the opening of business on November 30, 2006. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Capital Market. Accordingly, the notice indicated that the Company’s securities will remain listed on the Nasdaq Capital Market pending a decision by the Nasdaq Listing Qualifications Panel. There can be no assurance that the panel will grant the Company’s request for continued listing.
Item 9.01. Exhibits
(d)

99.1*	Press Release issued by Tvia, Inc. dated November 22, 2006
* Previously Filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc. (Registrant)
Date: November 22, 2006	By:	/s/ Keith P. Yee
Keith P. Yee
Chief Financial Officer